UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 329-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2014, Luby’s, Inc. (the “Company”) entered into a first amendment to the Employment Agreement dated January 24, 2014 (the “Agreement”) between the Company and Christopher J. Pappas.

This amendment extended the extend the term of the Agreement to August 31, 2016. This amendment further sets forth a fixed annual base salary for Mr. Pappas of four hundred and sixty-two thousand dollars ($462,000) which may be modified by the Board of Directors, or an authorized committee, with the written consent of Mr. Pappas. The amendment to the Agreement did not change any other terms of the Agreement.

This amendment was approved by the independent directors of the Company’s Board of Directors.

The foregoing description of the amendment to the Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to the Agreement, a copy of which is attached as Exhibits 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	First Amendment dated as of December 1, 2014 to Employment Agreement dated as of January 24, 2014 between Luby’s, Inc. and Christopher J. Pappas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC. (Registrant)

Date: December 3, 2014	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment dated as of December 1, 2014 to Employment Agreement dated as of January 24, 2014 between Luby’s, Inc. and Christopher J. Pappas.